Exhibit 4.15

January 12, 2012

By Facsimile

TAM S.A.

Av. Jurandir, 856, Lote 4

04072-000

São Paulo – SP, Brasil

Attention: Marco Antonio Bologna

Turci Advogados

Rua Dr. Renato Paes de Barros, 778

-1◦ andar – cj.12

04530-0001

São Paulo – SP, Brasil

Attention: Flávia Turci

Re: Amendment to Shareholders Agreements

Mr. Bologna and Ms. Turci:

We make reference to that certain Implementation Agreement, dated as of January 18, 2011, among Lan Airlines S.A., Costa Verde Aeronáutica S.A., Inversiones Mineras del Cantábrico S.A., TAM S.A., Noemy Almeida Oliveira Amaro, Maria Cláudia Oliveira Amaro, Maurício Rolim Amaro and João Francisco Amaro, and TAM Empreendimentos E Participações S.A., as amended (the “Implementation Agreement”) and to that certain Exchange Offer Agreement, dated as of January 18, 2011, among Lan Airlines S.A., Costa Verde Aeronáutica S.A., Inversiones Mineras del Cantábrico S.A., TAM S.A., TAM Empreendimentos e Participações S.A. and Maria Cláudia Oliveira Amaro, Maurício Rolim Amaro, Noemy Almeida Oliveira Amaro and João Francisco Amaro (the “Exchange Offer Agreement”).  Capitalized terms used herein but not defined herein shall have the meaning given to such terms in the Implementation Agreement or the Exchange Offer Agreement, as applicable.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby acknowledge and agree as follows:

1.        In accordance with Section 4.03 of the Implementation Agreement, Section 4.01(b)(i) of the Implementation Agreement is hereby amended as of the date of this letter to delete “December 30, 2011” and replace it with “June 30, 2012.”

2.        In accordance with Section 8.03 of the Exchange Offer Agreement, Section 8.01(a)(i) of the Exchange Offer Agreement is hereby amended as of the date of this letter to delete “December 31, 2011” and replace it with “June 30, 2012,” and to delete the following clause in its entirety:

“provided, however, that if the condition set forth in Section 6.01(b) shall not have been satisfied on or before December 31, 2011 and/or the condition set forth in Section 6.01(d) is not satisfied on December 31, 2011, then, if all other conditions to commencement of the Exchange Offer (other than conditions that by their nature are to be satisfied at the Pre-Commencement Closing) set forth in Article VI shall have been satisfied the Outside Date may be extended until June 30, 2012 at the election of the Amaro Family or LAN by written notice to the other party;”

3.        This letter amends the Implementation Agreement and the Exchange Offer Agreement effective as of the date of this letter with respect to the subject matter hereof.  Except for that expressly provided herein, this letter shall not, and is not intended to, amend, modify or otherwise alter the terms and conditions of the Implementation Agreement or of the Exchange Offer Agreement in any respect.

4.        On or after the date of this letter, each reference in the Implementation Agreement to “this Agreement,” “hereof,” “hereunder,” or words of similar import referring to the Implementation Agreement shall mean and be a reference to the Implementation Agreement , as amended hereby.

5.        On or after the date of this letter, each reference in the Exchange Offer Agreement to “this Agreement,” “hereof,” “hereunder,” or words of similar import referring to the Exchange Offer Agreement shall mean and be a reference to the Exchange Offer Agreement, as amended hereby.

6.        The Implementation Agreement and the Exchange Offer Agreement, as specifically amended hereby, are and shall continue to be in full force and effect.

7.        Sections 5.03 and 5.05 through 5.14 of the Implementation Agreement apply to and are hereby incorporated by reference to this letter, mutatis mutandis.

8.        Sections 9.03 and 9.05 through 9.15 of the Exchange Offer Agreement apply to and are hereby incorporated by reference to this letter, mutatis mutandis.

Sincerely,

/s/ Roberto Alvo Milosawlewitsch /s/ Enrique Cueto Plaza	/s/ Juan José Cueto Plaza
Name: Roberto Alvo Milosawlewitsch and Enrique Cueto Plaza Title: Senior Vice President - Strategic Planning and Chief Executive Officer On behalf of Lan Airlines S.A.	Name: Juan José Cueto Plaza Title: Director On behalf of Inversiones Mineras del Cantábrico S.A.

/s/ Juan José Cueto Plaza
Name: Juan José Cueto Plaza Title: Director On behalf of Costa Verde Aeronáutica S.A.

Please indicate your agreement as of the date first written above with respect to the matters addressed above by executing a copy of this letter in the place indicated below.

Agreed and confirmed:

/s/ Marco Antonio Bologna /s/ Libano Miranda Barroso
Name: Marco Antonio Bologna and Libano Miranda Barroso Title: Chief Executive Officer and Chief Financial Officer
On behalf of TAM S.A.

/s/ Maria Cláudia Oliveira Amaro /s/ Maurício Rolim Amaro
Name: Maria Cláudia Oliveira Amaro and Maurício Rolim Amaro Title: Executive Director and Executive Director
On behalf of TAM Empreendimentos E Participações S.A.

/s/ Noemy Almeida Oliveira Amaro
Noemy Almeida Oliveira Amaro

/s/ Maria Cláudia Oliveira Amaro
Maria Cláudia Oliveira Amaro

/s/ Maurício Rolim Amaro
Maurício Rolim Amaro

/s/ João Francisco Amaro
João Francisco Amaro

Cc: Clifford Chance US LLP

31 West 52nd Street

New York, NY 10019

Attention:   Sarah Jones

                  Anand Saha

Sullivan & Cromwell LLP
125 Broad Street
New York, NY  10004
United States of America

Attention:   Sergio Galvis

                  Duncan McCurrach